Exhibit 99


                                      Bethlehem Steel Corporation
                                      Corporate Communications Division
                                      Public Affairs Department
                                      1170 Eighth Avenue
                                      Bethlehem, PA  18016-7699
                                      (610) 694-3711 - Phone
                                      (610) 694-1509 - Fax
                                      Internet Homepage Address
                                      http://www.bethsteel.com





FOR IMMEDIATE RELEASE
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    BETHLEHEM, Pa., July 9, 2002 -- Bethlehem Steel Corporation is accelerating efforts toward a restructuring of its operations. These actions are necessary to complete a plan of reorganization to emerge from bankruptcy court protection and are essential to the long-term competitiveness of Bethlehem's steel mills as the Corporation continues to pursue partnerships with other global companies.

    "Since filing bankruptcy last October, we have successfully stabilized our situation and initiated discussions with potential business partners," said Robert S. Miller, Bethlehem's chairman and chief executive officer. "The current strength in the steel market, together with the President's action on the Section 201 steel tariff remedy, has given us the breathing space to deal with our long-term issues in an orderly way. We cannot afford to squander the time we have been given, and that's why we are getting on with the tough job of a restructuring plan."

    "This company now has six retirees for every active employee. The accumulated burden of our pension and health care 'legacy costs' is approximately $5 billion, and we can see no way to support these obligations beyond the next year. We must, therefore, consider the impact of significant changes to our retirement benefits, including the possibility that our current defined benefit pension plan will be terminated by the Pension Benefit Guaranty Corporation (PBGC), requiring a new defined contribution pension plan for our active employees."

    In addition, the company in the near future will begin discussions with the United Steelworkers of America working toward a comprehensive new labor agreement to reduce costs, eliminate waste and enhance flexibility. "We must fight for survival in the global marketplace, against significant lower-cost competition from imports, from mini-mills, and even from the reorganized assets of LTV. We can no longer afford workplace






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restrictions that impose unnecessary costs," Mr.  Miller added.  "We have a cooperative relationship with the USWA, and I know they share our goal of improving the future prospects for our workforce. I look forward to our negotiations.

    "In stepping up our restructuring efforts, we are in no way turning away from possible partnerships. While we make the necessary changes to enable Bethlehem to stand on its own, we will continue to explore those partnerships that can add value for all our stakeholders. By getting on with the job of restructuring, we will enhance, not erode, the possibility for successful business combinations to ensure a bright future for our customers and employees. We recognize that consolidation of our industry into fewer strong players is a necessity, and we intend to play an important role in that process. We will continue to focus on the automotive, construction, machinery, packaging and plate market segments."

    Steps now under consideration by Bethlehem include:

    .  A comprehensive new labor agreement with the USWA.
    .  Appropriate revised employee benefits in the event of pension plan termination.
    .  Significant changes to active and retiree health care plans.
    .  Continued efforts to secure legislation for retiree health care assistance from the federal government.
    .  Further actions toward a leaner organizational structure, from top to bottom, to lower costs and speed decision-making.
    .  Review of actions necessary to deal with under-performing assets.
    .  Possible acquisitions of selected assets to enhance our competitiveness.
    . A capital expenditure plan with sufficient resources to ensure our facilities can keep up with ever more stringent customer demands.

    Specific actions and alternatives related to these steps will be reviewed with Bethlehem's board of directors later this month. Implementation and the commencement of labor negotiations are expected to follow shortly thereafter.

    Mr. Miller concluded by saying, "I witnessed with sadness the tragedy of the many steel companies that shut down their operations last year, thereby disrupting customers, suppliers, communities and employees. With the benefit of good market conditions, good bankruptcy financing arrangements, and good trade law enforcement now in place, there is no reason why we can't achieve the needed changes without the pain of shutting down. But there's no point in taking a band-aid approach when major surgery is





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called for.  We need a comprehensive restructuring so that our employees can be part of a globally competitive steel industry of the future. We all want the 100th anniversary of Bethlehem Steel in 2004 to be celebrated out of joy, not sorrow."

Forward-Looking Statements:

    Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in forward-looking statements due to a number of factors, including changes arising from our chapter 11 filing. Due to material uncertainties, it is not possible to predict the length of time we will operate under chapter 11 protection, the outcome of the proceedings in general, whether we will continue to operate under our current organizational structure, whether there will be a major steel industry consolidation effort, the effect of the chapter 11 cases on Bethlehem's businesses, including customer and supplier reactions and the interests of various creditors and security holders. Additional factors that may affect our business and financial results are changes in customer spending patterns, supplier choices and demand for steel products; the effect of planned and unplanned outages on our operations; the potential impact of strikes or work stoppages at facilities of our customers and suppliers; the sensitivity of our results to relatively small changes in the prices we obtain for our products; intense competition due to excess global steel capacity, low-cost electric furnace facilities, imports (especially unfairly-traded imports) and substitute materials; the consolidation of many of our customers and suppliers; the high capital requirements associated with integrated steel facilities; the significant costs associated with environmental controls and remediation expenditures and the uncertainty of future environmental control requirements; availability, prices and terms associated with raw materials, supplies, utilities and other services and items required by Bethlehem's operations; employment matters, including costs and uncertainties associated with our collective bargaining agreements, and employee postretirement obligations; the effect of possible future closure or exit of businesses; our highly leveraged capital structure and our ability to obtain new capital at reasonable costs and terms; financial difficulties encountered by joint venture partners; and the effect of existing and possible future lawsuits against us. The forward-looking statements included in this document are based on information available to us as of the date of this release, and we assume no obligation to update any of these statements.

Media Contact:               Investor Contact:
Bette Kovach                 Jeff Faloba
610-694-6308                 610-694-2206


Note to media:
Steve Miller will be available to discuss this release today, July 9, at 1 p.m. EDT. To receive the toll-free call-in number, please call Bette Kovach at 610-694-6308 or 610- 694-3711.